NSAR ITEM 77O

VK New York Tax Free Income Fund
10f-3 Transactions


Underwriting #      Underwriting        Purchased From       Amount of Shares     % of     Date of Purchase
                                                               Purchased      Underwriting
    1.              NY Dorm Authority   J.P. Morgan           1,875             1.32%      10/06/00
                    -Mental Health

     2.             City of New York    J.P. Morgan           2,500             0.66%      12/22/00

     3.             New York City       Salomon Smith Barney  1,500             0.60%      02/15/01

     4.             New York State      Salomon Smith Barney  2,000             0.66%      02/15/01

     5.             New York TFA        Bear Stearns          2,000             0.48%      02/22/01

     6.             New York City       Goldman Sachs         1,020             0.30%      03/22/01


Underwriting Participants for #1

      J.P. Morgan & Co.
      Bear Stearns
      First Albany
      Morgan Stanley
      Raymond James
      Salomon Smith Barney
      Fleet Securities, Inc.
      Ramirez & Co., Inc.
      William E. Simon & Sons
      Municipal Securities, Inc.

Underwriting Participants for #2

      Goldman Sachs & Co.
      Dain Rauscher
      Merrill Lynch
      Ramirez
      Salomon Smith Barney
      First Albany
      Morgan Stanley Dean Witter
      Roosevelt
      Bear Stearns
      Lehman Brothers
      PainWebber Incorporated
      Advest Inc.

Underwriting Participants for #3

      Goldman Sachs & Co.
      Bear Stearns & Co. Inc.
      Lehman Brothers
      Ramirez
      J. P. Morgan Securities Inc.
      Dain Rauscher Inc.
      Merrill Lynch & Co.
      Roosevelt & Cross, Inc.
      Morgan Stanley Dean Witter
      First Albany Corporation
      PaineWebber Incorporated
      Advest Inc.

Underwriting Participants for #4

       Salomon Smith Barney
       Bear Stearns & Co. Inc.
       Lehman Brothers
       Merrill Lynch & Co.
       PaineWebber Incorporated
       Advest, Inc.
       Dain Rauscher Inc.
       First Albany Corporation
       Quick & Reilly, Inc.
       J.P. Morgan Securities Inc.
       Morgan Stanley Dean Witter
       Loop Capital Markets
       Ramirez & Co., Inc.
       Roosevelt & Cross, Inc.
       Siebert Brandford Shank & Co.
       M.R. Beal & Company

Underwriting Participants for #5

Morgan Stanley Dean Witter
Bear Stearns & Co. Inc.
Lehman Brothers Inc.
Dain Rauscher
First Albany Corporation
Merrill Lynch & Co.
PaineWebber Incorporated
Goldman Sachs & Co.
JP Morgan Securities Inc.
Salomon Smith Barney
Prudential Securities Incorporated
Ramirez & Co., Inc.
A.G. Edwards & Sons, Inc.
David Lerner Associtates, Inc.
Fleet Securities, Inc.
Roosevelt & Cross Incorporated
Advest, Inc.
Lebenthal & Co., Inc.
M.R. Beal & Company
CIBC World Markets
Pryor, McClendon, Counts & Co., Inc.
Siebert Brandford Shank & Co.
William E. Simon & Sons Municipal Securities Inc.


Underwriting Participants for #6.

Goldman Sachs & Co.
Dain Rauscher Inc.
Merrill Lynch
Ramirez & Co. Inc.
Salomon Smith Barney
First Albany Corporation
Morgan Stanley Dean Witter
Roosevelt & Cross Incorporated
Bear Stearns
Lehman Brothers & Co.
PaineWebber
Advest Inc.